Company Contact:                                  Exhibit 99.1
Stephen A. Heit
201-528-8200
FOR IMMEDIATE RELEASE

CCA Industries, Inc. Announces Annual Shareholders Meeting Results

RIDGEFIELD PARK, N.J., August 18, 2015 -- CCA Industries, Inc. (NYSE MKT: "CAW"), announced today the results of its Annual Shareholders Meeting that took place on August 13, 2015.
Proxy votes of the common stock shareholders indicate that Josephine Belli, Stephen Heit and Richard Kornhauser were elected as directors. The Class A shareholder elected Lance Funston, Christopher Hogg, Stanley Kreitman and Robert Lage as directors. In addition, the board of directors elected Lance Funston as Chairman of the Board at a meeting held on the same day. Voting also showed that the shareholders approved the advisory vote on executive compensation, approved the 2015 CCA Industries, Inc. Incentive Plan and ratified the appointment of BDO USA LLP as the Company’s independent registered public accountants for the fiscal year ending November 30, 2015.
Richard Kornhauser, the Company’s Chief Executive Officer and President, thanked the shareholders at the annual meeting noting that “Fiscal 2014 and 2015 have been a time of transition for CCA, but it has enabled us to become a far leaner and more efficient Company-one with the muscle to effectively capitalize on the power of our People, Principles and Products to drive our business going forward. In the process of moving to an outsource platform we have saved over $7 Million in expenses in warehousing, shipping and back office operations while reducing overhead substantially without diminution in meeting our retailer partners needs in any way whatsoever. That’s because a substantial amount of the savings achieved over the past 19 months have been plowed directly back into the business to rebuild our retail infrastructure with enhanced distribution, stronger packaging and more effective shelf merchandising presence.”
Mr. Kornhauser continued, “In addition, we have been focused on renewing our brands connection to the consumer through hardworking national and local advertising that communicates our brand’s benefits and how our brands meet our consumer needs effectively and at a tremendous value. While no effort goes 100% smoothly- and we have dealt with a few unforced errors -by and large our restructuring program has allowed us to cast a wide net to rebuild and restore your company to health, including the elimination of over 50 non-performing individual product items and five (5) whole lines of unproductive businesses. Today CCA is a far more disciplined, consumer centric and results oriented enterprise with our advertising, marketing and new product development geared to ringing the cash registers of our trade partners by meeting meaningful consumer needs. In this spirit, we are launching, in time for fiscal 2016, consumer tested, new additions within the Bikini Zone and Sudden Change lines that fit squarely within each brands unique reason for being. We are confident that each new entrant will prove to be positive additions to our business over the long haul. Change is never easy, but we are determined to keep moving forward with the goal of increasing future shareholder value. We truly appreciate our shareholder’s, board of directors and employees patience, but also recognize that delivering profitable business growth is at the heart of our ultimate report card. We look forward to achieving just that in the years ahead.”
Mr. Kornhauser and Stephen Heit, the Company’s Chief Financial Officer answered shareholder questions at the meeting. Mr. Heit indicated that the move from the former headquarters in East Rutherford, New Jersey to Ridgefield Park, New Jersey that took place in April 2015 would save the Company a minimum of $600 thousand per year going forward.
CCA Industries, Inc. manufactures and markets health and beauty aids, each under its individual brand name. The products include, principally, “Plus+White” toothpastes and teeth whiteners, “Bikini Zone” medicated topical and shave gels, “Nutra Nail” nail care treatments, “Scar Zone” scar treatment products, “Sudden Change” anti-aging skin care products, and “Solar Sense” sun protection products.

Statements contained in the news release that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which would cause actual results to differ materially, from estimated results. Such risks and uncertainties are detailed in the Company's filings with the Securities and Exchange Commission. No assurance can be given that the results in any forward-looking statement will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.